EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-190301) pertaining to the Stock option plan, Stock option plan 2 and Luxoft Holding, Inc Stock Plan, of our report dated July 11, 2014, with respect to the consolidated financial statements of Luxoft Holding, Inc included in this Annual Report on Form 20-F for the year ended March 31, 2014.

/s/ Ernst & Young LLC
Moscow, Russia

July 11, 2014